UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 15, 2009

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 15, 2009, the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) extended the appointment of George R. Cattermole, the Company’s current Chairman of the Board, as the Company’s Interim Chief Executive Officer until the hiring of a permanent chief executive officer. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2009 (the “Prior Report”), Mr. Cattermole was appointed to the position on July 17, 2009 until the earlier of the hiring of a permanent chief executive officer or three months. There were no changes to Mr. Cattermole’s compensation as a result of this extension. Mr. Cattermole’s experience and compensation arrangements are described in Item 5.02 of the Prior Report, which description is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

October 16, 2009	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer